UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal	001-35033	32-0330122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On November 13, 2013, Oconee Federal Financial Corp. (the “Company”) held its 2013 Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 17, 2013. The final results of the stockholder vote are as follows:

1.              The election of Harry B. Mays, Jr. and Cecil T. Sandifer, Jr., each to serve for a three-year period and until his successor has been elected and qualified.

	For	Withheld	Broker non-votes

Harry B. Mays, Jr.	5,017,618	10,951	675,715

Cecil T. Sandifer, Jr.	5,017,418	11,151	675,715

2.              The approval of an advisory, non-binding resolution with respect to the Company’s executive compensation, as described in the proxy statement.

For	Against	Abstain	Broker non-votes
4,964,137	63,057	1,375	675,715

3.              The approval of an advisory, non-binding resolution with respect to the frequency that stockholders will vote on the Company’s executive compensation.

One Year	Two Years	Three Years	Abstain	Broker non-votes
4,966,202	13,435	44,656	4,276	675,715

4.              The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

For	Against	Abstain	Broker non-votes
5,704,058	201	25	—

Item 9.01.                              Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: November 19, 2013	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer (Duly Authorized Representative)